Exhibit 99.4

     GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Global Med Technologies, Inc. (“Global Med”) (which includes PeopleMed.com, Inc.), Inlog SA, which includes its related subsidiaries (“Inlog”), and eDonor (Global Med acquired substantially all of the assets used by Blueridge Solutions, L.C. in the business of blood donor management software which will herein be referred to as “eDonor”) after giving effect to Global Med’s acquisition of Inlog on June 26, 2008, borrowings used to finance the Inlog acquisition, and common stock to be issued in conjunction with the acquisition, and Global Med’s acquisition of eDonor effective August 1, 2008, borrowings used to finance the eDonor acquisition, and common stock to be issued in conjunction with the acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Together, Global Med, Inlog, and eDonor are referred to as the “Company.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2008 is presented as if the Inlog and eDonor acquisitions occurred on March 31, 2008. The unaudited pro forma condensed combined statement of operations of Global Med, Inlog, and eDonor for the three months ended March 31, 2008 is presented as if the Inlog and eDonor acquisitions and debt issued to finance the Inlog and eDonor acquisitions had taken place on January 1, 2008 and were carried forward through March 31, 2008. The unaudited pro forma condensed combined statement of operations of Global Med, Inlog, and eDonor for the year ended December 31, 2007 is presented as if the Inlog and eDonor acquisitions and related borrowings had taken place on January 1, 2007 and were carried forward through December 31, 2007.

Inlog which includes the related subsidiaries will survive as wholly owned subsidiaries of Global Med. eDonor will function as a division of Global Med. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions are subject to material change upon the finalization of the valuation of Inlog’s and eDonor’s assets and liabilities. Upon completion of the purchase price allocation, Global Med expects to make additional adjustments. The final determination of the allocation of the purchase price will be based on the actual intangible assets, tangible assets and in-process research and development of Inlog and eDonor that existed as of the Inlog and eDonor acquisition dates.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Company that would have been reported had the acquisitions, borrowings, and issuance of common shares been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve or any incremental costs that may be incurred with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Global Med included in its annual reports on Form 10-KSB and quarterly reports on Form 10-Q; and Inlog’s and eDonor’s audited and reviewed historical information is incorporated into this Form 8-K.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2008

		Historical

				Pro Forma		Pro Forma
ASSETS	GLOBAL	INLOG	eDONOR	Adjustments		Combined
				(NOTE)

CURRENT ASSETS:
Cash and cash equivalents	$7,385	$1,200	$1	$(4,011)	A	$4,575
Marketable securities	--	697	--	--		697
Accounts receivable-trade, net	2332	3,616	449	(449)	B	5,948
Accrued revenues, net	697	1,959	--	--		2,656
Deferred tax asset	538	701	--	--		1,239
Prepaid expenses and other assets	529	95	18	(18)	B	624

Total current assets	11,481	8,268	468	(4,478		15,739

Goodwill	--	273	--	(273)	C	--
Equipment, furniture and fixtures, net	375	880	30	--		1,285
Intangible assets, net	228	--	--	11,912	D	12,140
Long term losses	--	87	--	--		87
Long term deferred tax asset	--	68		1,308	E	1,376
Total assets	$12,084	$9,576	$498	$8,469		$30,627

See accompanying notes to unaudited condensed consolidated financial statements.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)
As of March 31, 2008

				Pro Forma
LIABILITIES AND STOCKHOLDERS'				Adjustments		Pro Forma
EQUITY	GLOBAL	INLOG	eDONOR	(NOTES”)		Combined

CURRENT LIABILITIES:
Accounts payable	$784	$542	$68	$(68)	B	$1,326
Accrued expenses and other current liabilities	2,629	2,922	319	(319)	B	5,551
Deferred revenue	4,198	1,845	--	--		6,043
Litigation accrual	--	763	--	--		763
Obligation to Inlog sellers	--	--	--	1,193	F	1,193

Capital lease obligations, notes payable, and
lines of credit, current portions	53	173	--	--		226
Total current liabilities	7,664	6,333	387	806		15,102

Litigation accrual	1,004	--	--	--		1,004
Obligation to Inlog sellers, less current portion	--	--	--	1,112	F	1,112

Capital lease obligation and note payable,
less current portions	--	673	--	7,372	A	8,045

Total liabilities	8,668	6,918	387	9,290		25,263
COMMITMENT AND CONTINGENCIES

Minority interest	--	113	--	(113)	G	--

STOCKHOLDERS' EQUITY:

Convertible Preferred Stock Series A, $.01 par
value: Authorized shares – 100; 7 and 8
outstanding at March 31, 2008 and December
31, 2007, respectively	7,460	--	--	--		7,460
Convertible Preferred Stock Series BB,
$.01par value: Authorized shares – 675; none
outstanding	--	--	--	--		--
Preferred stock, $.01 par value: Authorized
shares- 5,725; None issued or outstanding	--	--
			--	--		--
Common stock, $.01 par value: Authorized
shares – 90,000; Issued and outstanding shares–
27,779 and 26,674 at March 31, 2008 and
December 31, 2007, respectively	278	--	--	16	H	294

Additional paid-in capital	54,678	580	--	1,472	H	56,730

Accumulated other comprehensive income	--	350	--	--		350
Accumulated (deficit) retained earnings	(59,000)	1,615	111	(2,196)	H	(59,470)

Total stockholders' equity	3,416	2,545	111	(821)		5,365
Total liabilities and stockholders' equity	$12,084	$9,576	$498	$8,469		$30,627

See accompanying notes to unaudited condensed consolidated financial statements.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
 For the Three Months Ended March 31, 2008

		Historical
				Pro Forma
				Adjustments		Combined
	Global	Inlog	eDONOR	(NOTES)		Pro Formas

Revenues	$4,593	$3,295	$890	$--		$8,778

Cost of revenues	1,558	1,251	370	--		3,179

Gross profit	3,035	2,044	520	--		--

OPERATING EXPENSES:
General and administrative	919	432	201	85	I	1,637
Sales and marketing	704	388	30	--		1,122
Research and development	741	545	8	--		1,294
Depreciation and software	46	54		352	J	468
amortization			16
Total operating expenses	2,410	1,419	255	437		4,521

Income from operations	625	625	265	(437)		1,078

OTHER INCOME (EXPENSE):
Interest income	34	--	3	--		37
Interest expense	(4)	(11)	(3)	(149)	K	(167)
Total other income (expense)	30	(11)	--	(149)		(130)

Income before provision for income
tax	655	614	265	(586)		948
Income tax expense (benefit)	(295)	(196)	--	116	L	(375)

Net income	$360	$418	$265	$--		$573

Basic and Diluted net income per
common share
Basic	$0.01	$--	$--	$--		$0.02
Diluted	$0.01	$--	$--	$--		$0.01

Weighted average number of common
shares outstanding
Basic	26,935	--		1,631	M	28,566
Diluted	44,915	--		2,665	M	47,580

See accompanying notes to unaudited condensed consolidated financial statements.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

	Historical			Pro Forma
				Adjustments		Combined
	Global	Inlog	eDONOR	(NOTE)		Pro Formas

REVENUES	$16,079	$12,394	$3,295	$--		$31,768

COST OF REVENUES	4,904	6,189	1,435	--		12,528
Gross profit	11,175	6,205	1,860			19,240

OPERATING EXPENSES:
General and administrative	3,272	1,550	1,124	(302)	N	5,644
Sales and marketing	2,664	1,586	157	--		4,407
Research and development	3,171	1,977	178	--		5,326
Depreciation and software amortization	181	509	82	1,095	J	1,867
Total operating expenses	9,288	5,622	1,541	793		17,244

Income from operations	1,887	583	319	(793)		1,996

OTHER INCOME
(EXPENSES):
Other income	--	206	11	--		217
Interest income	211	7	7	--		225
Interest expense	(13)	(48)	--	(597)	K	(658)
Income before income taxes	2,085	748	337	(1,390)		1,780
Provision (benefit) for income
taxes	(107)	(276)	--	379	L	(4)
Net income	$1,978	$472	$337	$(1,011)		$1,776
Income per common share
Basic	$0.08	$--	$--	$--		$0.07
Diluted	$0.05	--	$--	$--		$0.04

Weighted average number of
common shares outstanding
Basic	24,640	--	--	1,631	M	26,271
Diluted	42,209	--	--	2,665	M	44,874

See accompanying notes to the consolidated financial statements.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.      BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2008 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2008 and for the year ended December 31, 2007 are based on the historical financial statements of Global Med Technologies, Inc., (“Global Med”) (which includes PeopleMed.com, Inc.) and Inlog, SA and its related subsidiaries (“Inlog”), and eDonor (Global Med acquired substantially all of the assets used by Blueridge Solutions, L.C. in the business of blood donor management software which will herein be referred to as “eDonor”) after giving effect to Global’s acquisition of Inlog on June 26, 2008, borrowings used to finance the Inlog acquisition, and the common shares issued or expected to be issued, and Global Med’s acquisition of eDonor effective August 1, 2008, borrowings used to finance the eDonor acquisition, and common stock to be issued in conjunction with the acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements as well as the assumptions and adjustments described in the notes herein. Together, Global Med, Inlog, and eDonor are referred to as the “Company”.

Global Med accounts for acquisitions under Financial Accounting Standards Board Statement No. 141, Business Combinations. In accordance with business combination accounting, Global Med will allocate the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed as well as in-process research and development based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Global Med’s management has made significant assumptions and estimates in determining the preliminary purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. The final determination of such assumptions and estimates cannot be made until Global Med completes the purchase allocations for Inlog and eDonor and could differ materially from those estimates or assumptions provided herein.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Global Med that would have been reported had the acquisition, and borrowings been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Global. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings or additional costs that Global Med may achieve or incur, respectively, with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Global Med in its respective annual reports on Form 10-KSB and quarterly reports on Form 10-Q. Inlog’s and eDonor’s historical audited and reviewed financial statements and the related footnotes thereto are included in this Form 8-K.

Accounting Periods Presented

Inlog’s fiscal year ends on June 30, and its historical results have been aligned to conform to Global Med’s and eDonor’s December 31 fiscal year end by adding subsequent interim period results to their most recent fiscal year-end information and deducting the comparable preceding year interim period results as explained below. In addition, certain historical Inlog and eDonor balances have been reclassified to conform to the pro forma combined presentation. No pro forma adjustments were made to conform Inlog’s or eDonor’s accounting policies to Global’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of March 31, 2008 is presented as if the Inlog and eDonor acquisitions and notes issued to finance the Inlog and eDonor acquisitions occurred on March 31, 2008.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

The unaudited pro forma condensed combined statement of operations of Global Med, Inlog, and eDonor for the three months ended March 31, 2008 is presented as if the Inlog and eDonor acquisitions, the borrowings used to finance the Inlog and eDonor acquisitions, and the issuances of common stock that will or may occur as a result of the acquisitions are properly accounted for and had taken place on January 1, 2008, where appropriate.

The unaudited pro forma condensed combined statement of operations of Global Med, Inlog, and eDonor for the year ended December 31, 2007 is presented as if the Inlog and eDonor acquisitions and related borrowings had taken place on January 1, 2007, and due to different fiscal period ends, combines the historical results of Global Med and eDonor for the year ended December 31, 2007, the historical results of Inlog for the six months ended June 30, 2007 and the first six months of operations for the year ended June 30, 2008.

Basis of Preliminary Purchase Price and Allocation

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions associated with the purchase accounting for Inlog and eDonor, are subject to change upon the finalization of the valuation of Inlog’s and eDonor assets and liabilities. Upon completion of the purchase price allocation, Global Med expects to make additional adjustments that could differ materially from the information provided herein. The final determination of the allocation of the purchase price will be based on the actual intangible assets, tangible assets and in-process research and development of Inlog and eDonor Systems that existed as of the Inlog Acquisition Dates.

The final valuation of identifiable intangible assets may change significantly from Global’s preliminary estimates, which could result in a material change in the amortization of intangible assets.

2.      INLOG SYSTEMS ACQUISITION

On June 26, 2008 (the “Inlog Acquisition Date”), Global completed its acquisition (the “Inlog Acquisition”) of 100% of the capital stock of Inlog pursuant to the Stock Purchase Agreement (“Purchase Agreement”) signed on March 26, 2008. Inlog was acquired for a maximum purchase price of $11.5 million in a combination of cash, stock and earn-out payments as discussed further below.

The total preliminary purchase price for Inlog, inclusive of contingent payments, was $10.832 million as of the Inlog Acquisition Date. The $11.5 million maximum purchase price is comprised of $10.019 million in non-contingent consideration and $1.481 million in contingent consideration associated with an earn-out. The earn-out is based on 20% of operating income over th7e five-year period from the Inlog Acquisition Date. The contingent consideration is fixed at no more than €2 million but may be less based on the value of exchange rates in effect when the consideration is calculated. Based on the exchange rates in effect as of the Inlog Acquisition Date, and due to the $11.5 million purchase price cap, the earn-out payment is currently capped at $1.481 million but is subject to change.

The Inlog Acquisition Date purchase price is comprised of the following:

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

	In ($000	s)
Consideration paid on the Inlog Acquisition Date
Payment of cash at the Inlog Acquisition Date	$6,891
Value of common stock issued at the Inlog Acquisition Date	568

Future consideration to be paid
Payment of cash one year from the Inlog Acquisition Date (1)	629
Cash payment to be made two years after the Inlog Acquisition Date (1)	629
Common stock to be issued one year after the Inlog Acquisition Date (2)	651
Common stock to be issued two years after the Inlog Acquisition Date (2)	651

Total non-contingent consideration associated with the acquisition, Undiscounted	$10,019

Acquisition-related costs (estimated) (3)	1,067

Discount on future consideration	(254)

Total fixed consideration	$10,832

On the Inlog Acquisition Date, the Company paid the shareholders of Inlog $6.891 million and issued common stock valued at $568 thousand. Global Med is required to make two additional cash payments to the sellers in the amount of €400 thousand, one and two years after the Inlog Acquisition Date. These cash payments convert to $583 thousand and $544 thousand, respectively, based on the exchange rates in effect as of the Inlog Acquisition Date. This future cash consideration has been discounted to reflect the inherent imputed interest, because these future payments are non-interest bearing. The total Global Med common shares issued or to be issued is currently estimated as follows:

		Number of Common
	Value of	Shares Issued or
	Common Shares	Contingently Issuable
	in ($000)	in (000s)
Common shares issued at Inlog Acquisition Date	$568	451
Common shares to be issued one year after the Inlog
Acquisition Date (2)	651	517
Common shares to be issued two years after the Inlog
Acquisition Date (2)	651	517

	$1,870	1,485

     (1)      Underlying payments are to be made in Euros, which have been converted to U.S. dollars.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

(2) As part of the consideration to be paid to the sellers, the Company is required to issue common stock valued at this amount. The number of common shares to be issued is based on the average closing market price of the stock 10 days prior to the date the shares are due. For the purposes of this calculation, the Company used the value of the common stock for the 10 days preceding the Inlog Acquisition Date. In the event that the price of the Company’s common stock is less than $1.26 per share for the 10-day period preceding the date the common shares are due, the Company will pay common shares based on the $1.26 value. The Company, at its option, can elect to pay cash instead of issuing the common shares. Because the Company can elect to pay cash instead of common shares, the common stock to be issued on the first and second anniversary has not been included in the calculation of the Company’s basic common shares, but it has been included in its diluted common share count. Therefore, the calculation of common shares to be issued in the future is subject to change. Payments have not been discounted in this schedule but are discounted in the balance sheet.

(3) Inlog Acquisition related transaction costs include estimated legal and accounting fees and other external costs directly related to the acquisition.

Preliminary Purchase Price Allocation

Under business combination accounting, the total preliminary purchase price was allocated to Inlog’s net tangible and identifiable intangible assets based on their estimated fair values as of the Inlog Acquisition Date as set forth below with residual amounts allocated to other intangibles. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as an intangible, because the purchase accounting is preliminary and subject to material change. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to material change. The purchase price allocation is preliminary for all areas and not yet finalized, and there could be material changes to these allocations which could include material amounts being allocated among the current allocations or to goodwill. In addition, upon the finalization of the combined company’s legal entity structure, additional adjustments to deferred taxes may be required.

(in $000s)

Cash and marketable securities	$2,783
Trade receivables and unbilled receivable, net	3,809
Intangible assets	4,520
Software	2,861
Equipment, furniture, fixtures, leasehold improvement	853
Deferred tax assets, net	1,345
Other assets	714
Accounts payable and other liabilities	(3,840)
Deferred revenues	(1,393)
Debt	(820)

Total preliminary purchase price	$10,832

Cash, marketable securities and other net tangible liabilities: Global Med valued cash, marketable securities and other net tangible liabilities at their respective carrying amounts, as Global Med believes that these amounts approximate their current fair values or the fair values.

Identifiable intangible assets: Global Med expects identifiable intangible assets acquired to include developed technology, core technology, trade names, customer contracts, software support agreements and related relationships and consulting contracts. Developed technology, which comprises products that have

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 (Continued)

reached technological feasibility, includes products in most of Inlog’s product lines, principally and their products. Core technology represents a combination of Inlog’s processes and trade secrets related to the design and development of its applications products. This proprietary know-how can be leveraged to develop new technology and improve Global’s applications software products. Customer contracts and software support agreements and related relationships represent the underlying relationships and agreements with customers of Inlog’s installed base.

The fair value of intangible assets was based on a preliminary third-party valuation completed by Grant Thornton, LLC using an income approach, as well as limited discussions with Inlog’s management and a review of certain transaction-related documents and forecasts prepared by Global Med’s management. The rates utilized to discount net cash flows to their present values range from 10% to 18%. These discount rates were determined after consideration of Global’s rate of return on debt capital and equity, the weighted average return on invested capital and the internal rate of return specific to this transaction.

Estimated useful lives for the intangible assets were based on estimates with technology life cycles Global’s intended future use of the intangible assets. Intangible assets are being amortized using the straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed.

Global Med believes the most substantial changes that will affect the Inlog purchase price allocation will relate to the valuation of intangible assets. Global Med management expects to conduct more detailed discussions with Inlog management and development personnel. Global Med also believes that additional purchase price adjustments may affect the allocation. However, Global Med is unable to quantify the effect of these adjustments until it finalizes the purchase price allocation for the acquisition of Inlog.

The table below illustrates the effect of a 10% increase or decrease in identifiable intangible assets which includes software on the pro forma financial statements:

		Effect of a 10%	Effect of a 10%
	Estimated	Increase in	Decrease in
	Pro-Forma	Identifiable	Identifiable
(in millions)	Values	Intangible Assets	Intangible Assets

Identifiable intangible assets	$7,381	$8,119	$6,643
Annual amortization of intangible assets
expense	$1,035	$1,139	$932

Net deferred tax assets: Net deferred tax assets include a fair value adjustment to the valuation allowance on deferred tax assets based on Global’s expected utilization of net operating loss carryforwards as well as the tax effects of fair value adjustments related to identifiable intangible assets, property and deferred revenues. Upon the finalization of the combined company’s legal entity structure and the restructuring plans, additional adjustments to deferred taxes may be required.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

Pre-Acquisition Contingencies

The Company is aware of certain pre-acquisition contingencies related to Inlog related to lawsuits for which there is an accrual of $743 thousand in the consolidated financials statements. Inlog accrued this amount related to the estimated liabilities in their financial statements prior to the acquisition. At the present time, the Company does not have sufficient information related to the outstanding lawsuits to reverse the outstanding liability. If information becomes available prior to the end of the purchase price allocation period which justifies the elimination of the outstanding liability, the Company will adjust the purchase price allocation accordingly.

3. eDONOR SYSTEMS ACQUISITION

Effective August 1, 2008 (the “eDonor Acquisition Date”), Global completed its acquisition (the “eDonor Acquisition”) of 100% of the capital stock of Inlog pursuant to the Asset Purchase Agreement (“Asset Purchase Agreement”) signed on July 31, 2008. eDonor was acquired for approximately $4.8 million in a combination of cash and stock.

The total preliminary purchase price for eDonor was $5 million as of the eDonor Acquisition Date. The $5 million maximum purchase price is comprised of approximately $3.3 million in cash and approximately 1.180 million common shares of Global valued at $1.5 million as of July 31, 2008.

The Inlog Acquisition Date purchase price is comprised of the following:

In ($000s)
Consideration paid on the eDonor Acquisition Date
Payment of cash at the eDonor Acquisition Date	$3,309
Value of common stock issued at the Inlog Acquisition Date	1,500
Total non-contingent consideration associated with the acquisition,	$4,809
Undiscounted

Acquisition-related costs (estimated) (3)	191

Total consideration	$5,000

Preliminary Purchase Price Allocation

Under business combination accounting, the total preliminary purchase price was allocated to eDonor’s net tangible and identifiable intangible assets based on their estimated fair values as of the eDonor Acquisition Date as set forth below with residual amounts allocated to other intangibles. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as an intangible, because the purchase accounting is preliminary and subject to material change. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to material change. The purchase price allocation is preliminary for all areas and not yet finalized, and there could be material changes to these allocations which could include material amounts being allocated among the current allocations or to goodwill. In addition, upon the finalization of the combined company’s legal entity structure, additional adjustments to deferred taxes may be required.

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 (Continued)

(in $000s)

Cash and equivalents	$191
Intangible assets	4,779
Equipment, furniture, and fixtures	30

Total preliminary purchase price	$5,000

Cash: Global Med valued cash at its respective carrying value.

Identifiable intangible assets: Global Med expects identifiable intangible assets acquired to include developed technology, core technology, trade names, customer contracts, software support agreements and related relationships and consulting contracts. Developed technology, which comprises products that have reached technological feasibility, includes products in most of eDonor’s product lines, principally and their products. Core technology represents a combination of eDonor’s processes and trade secrets related to the design and development of its applications products. This proprietary know-how can be leveraged to develop new technology and improve Global’s applications software products. Customer contracts and software support agreements and related relationships represent the underlying relationships and agreements with customers of eDonor’s installed base.

Estimated useful lives for the intangible assets were based on a preliminary allocation that could change materially. The Company has not yet preformed a thorough study of the related technology life cycles, product roadmaps, branding strategy, historical and projected maintenance renewal rates, historical treatment of eDonor. The Company has assumed that intangible assets are being amortized using the straight-line method over a period of approximately 7.5 years.

The table below illustrates the effect of a 10% increase or decrease in identifiable intangible assets which includes software on the pro forma financial statements:

		Effect of a 10%	Effect of a 10%
	Estimated	Increase in	Decrease in
	Pro-Forma	Identifiable	Identifiable
(in millions)	Values	Intangible Assets	Intangible Assets

Identifiable intangible assets	$4,779	$5,257	$4,301
Annual amortization of intangible assets
expense	$637	$701	$573

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 (Continued)

4.      FINANCING ACTIVITIES

On June 17, 2008, Global Med received $6 million in bank loans that were used for payments related to the acquisition and the related financing costs.

On June 17, 2008, Global Med Technologies, Inc. and its subsidiary, PeopleMed.com, Inc. (“Borrower”), entered into loan agreements a bank to provide up to $6 million in financing for the acquisition of Inlog. The loans consisted of a term loan (the “Term Loan”) of $5 million and a line of credit (“LOC”) of up to $1 million. Together, the Term Loan and the LOC are referred to as the “Loans.” The Company received $6 million in proceeds related to the Loans on June 19, 2008.

The Term Loan has a fixed interest rate of 7%. Until December 31, 2008, the Term Loan is interest only which is payable monthly. Thereafter, the Term Loan is payable in 60 consecutive equal monthly installments of principal plus monthly payments of accrued interest beginning on January 1, 2009. The term loan may be prepaid, except that prepayment of the entire amount of the outstanding term loan will be subject to, among other things, a make-whole premium. The Loan Agreement also provides for the payment of an annual amount equal to 25% of the Borrower’s excess cash flow for the immediately preceding fiscal year until the earlier of December 1, 2013 or all amounts owed under the term loan have been paid in full; provided, that for the first excess cash flow payment only, such amount will be based on excess cash flow for the semi-annual period beginning on July 1, 2008 through December 31, 2008.

Borrowings under the LOC may be repaid and re-borrowed until June 17, 2011, at which time all amounts borrowed must be repaid. Interest under the revolving LOC accrues at a floating per annum rate equal to the greater of 0.50% above the prime rate, or 5.50%, which interest is payable on a monthly basis. The LOC rate as of the date borrowed was 5.50% .

The Loans are secured by a first priority security interest in certain assets of the Company. Events of default under the Loans include, among other things, non-payment, violation of covenants, bankruptcy and insolvency events, material adverse change, cross default to certain other indebtedness, certain judgments rendered against Global Med and inaccuracy of representations and warranties. The occurrence of an event of default could result, among other things, in the acceleration of obligations under the Loan Agreement.

The Loan Agreement contains affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, dispose of certain assets, undergo a change of control, incur certain indebtedness, make certain investments or acquisitions, pay cash dividends and enter into certain transactions with affiliates.

The following pro forma maturity schedule assumes that the Loans were outstanding as of March 31, 2008, and that no accelerated payments or excess cash flow payments will be made under the terms of the Loans:

Expected Maturity Dates ($000s) as of March 31
	2008	2009	2010	2011	2012	2013	Thereafter
Term Loan	--	$188	$854	$921	$996	$1,074	$860
LOC	--	--	--	1,000	--	--	--
Second Term Loan	--	--	--	1,500	--	--	--
Total	--	$188	$854	$3,421	$996	$1,074	$860

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

On July 18, 2008, the Borrower entered into a Loan and Security Agreement (the “Second Loan Agreement”) with Partners for Growth II, L.P. (“the Lender”). The Second Loan Agreement provides for a term loan (“Second Term Loan”) in an amount of $1.5 million.

The loan bears interest at a rate equal to the prime rate from time to time (floating) plus 3% per annum, 8% as of July 18, 2008. So long as the Borrower maintains a minimum specified monthly liquidity ratio, the Borrower is only required to pay interest on the outstanding principal amount of the loan until July 18, 2011, on which date any unpaid principal plus any accrued and unpaid interest shall be due and payable. In the event that the Borrower does not maintain the monthly liquidity ratio, the Lender may require Borrower to amortize the loan over 36 months. The Second Term Loan may be prepaid without penalty or fees.

A default interest rate applies to the loan during an event of default under the Second Loan Agreement at a rate equal to the lesser of 18% per annum and the maximum rate of interest that may lawfully be charged to a commercial borrower. The Borrower is also obligated to pay certain commitment fees and bank expenses.

The Second Term Loan is secured by certain assets of the Borrower, including all of the Borrower’s intellectual property, all of Borrower’s equity interests in its domestic subsidiaries and up to 65% of Borrower’s equity interests in any foreign subsidiary.

The Second Loan Agreement contains affirmative and negative covenants, including covenants that limit or restrict the Company’s ability to, among other things, acquire or dispose of certain assets, undergo a change of control, incur certain indebtedness, make certain investments or loans, pay cash dividends, acquire certain shares of its own stock and enter into transactions outside the ordinary course of business.

Events of default under the Second Loan Agreement include, among other things, non-payment of the loan or certain other obligations, violation of certain covenants, failure to perform certain obligations, bankruptcy and insolvency events, material adverse change, cross default to certain other indebtedness, and inaccuracy of representations and warranties. The occurrence of an event of default could result, among other things, in the acceleration of obligations under the Second Loan Agreement.

In connection with the Second Term Loan, Global agreed to issue to the Lender a warrant to purchase 105 thousand shares of the common stock of Global at a price of $1.25 per share. The warrant expires on July 17, 2013.

5.     PRO FORMA ADJUSTMENTS – INLOG AND EDONOR ACQUISITION

The following pro forma adjustments, in 000s, are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

GLOBAL MED TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

Cash sources and uses related to acquisitions.

			Inflows (outflows)
	Inlog	eDonor	Total
Debt, net	$5,872	$1,500	$7,372
Payments to sellers, net	(6,891)	(3,235)	(10,126)
Acquisition costs, est.	(1,067)	(190)	(1,257)
	$(2,086)	$(1,925)	$(4,011)

(B)	Asset or liability not acquired from eDonor in asset purchase agreement.

(C)	Reversal of goodwill on Inlog’s books that was acquired by Company.

(D)	Represents the valuation of intangible assets acquired from Inlog in the amount of $7.381 million and $4.779 million acquired from eDonor. In addition, it includes approximately $352 thousand in additional amortization expenses associated with the increased valuation of these assets.

  (E)        Represents the increase in deferred tax assets associated primarily with the reevaluation of Inlog’s assets.

  (F)       Represents the value of the future consideration to be paid to the former Inlog shareholders as part of the acquisition consideration.

Future consideration to be paid
Payment of cash one year from the Acquisition Date	$629
Cash payment to be made two years after the Acquisition Date	629
Common stock to be issued one year after the Acquisition Date	651
Common stock to be issued two years after the Acquisition Date	651
Total	$2,560
Discount of future consideration	(255)
Discounted future obligation to Inlog sellers	2,305
Obligation to Inlog Sellers, current portion	(1,193)
Obligation to Inlog Sellers, less current portion	1,112

(G)       Inlog is wholly owned by Global Med as of June 26, 2008. The previous minority interest has been eliminated.

(H)       Represents stock-related transactions associated with acquisitions:

	Inlog	eDonor	Total
Common stock (1)	$5	$11	$16

	Inlog	eDonor	Total
Additional paid-in	$563	$1,489	$2,052
capital (APIC) (1)
APIC (2)	(580)	--	(580)
	$(17)	$1,489	$1,472

	Inlog	eDonor	Consolidated	Total
Accumulated
earnings (deficit)
(3)	$(1,615)	$(111)	$(470)	$(2,196)

(1)	Associated with the issuance of common shares of the Company.

(2)	Represents the elimination of Inlog common stock.

(3)	Represents the elimination of accumulated earnings on Inlog’s and eDonor’s books as well as the recognition of the incremental change in the Company’s financial statements.

(I)        This represents the additional expense associated with the earn-out that is part of the Inlog acquisition.

(J)    This represents the additional estimated amortization expense associated with the Inlog and eDonor acquisitions.

(K)    This represents the interest expense or imputed associated with the outstanding obligations associated with the Inlog and eDonor acquisitions.

	Three Months Ended March 31, 2008	Year Ended December 31, 2007

$6 million loans
(4)
	111	$445

$1.5 million loan
(5)
	30	120

Obligations to
Inlog Sellers (6)
	8	32

Total	149	$597

(4)	Represents gross amount of loan used to finance the Inlog acquisition.

(5)	Represents gross amount of loan used to finance the eDonor acquisition.

(6)	Represents imputed interest associated with obligations due to Inlog sellers.

(L)      This represents the projected income tax benefit associated with the additional costs related to the acquisition.

(M)      This presents the additional common shares issued related to the acquisitions.

	Inlog	eDonor	Total
Common shares
issued to sellers (Basic)	451	1,180	1,631

Contingent
common shares to be issued (7)	1,034	--	1,034

Fully Diluted	1,485	1,180	2,665

(N) This presents a decrease in expenses of approximately $318 thousand associated with the termination of eDonor’s employee pension plan prior to the acquisition of the assets of eDonor by the Global Med and an increase in costs of $16 thousand associated with the earn-out due to Inlog’s selling shareholders.